UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 2, 2011

Pathfinder Cell Therapy, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-20580	14-1745197
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

12 Bow Street, Cambridge, Massachusetts		02138
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  617-245-0289

SyntheMed, Inc., 49 Copper Hill Park, Ringwood, New Jersey 07456

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Background

On September 2, 2011, SyntheMed, Inc. (“SyntheMed”) completed its business combination with Pathfinder, LLC in accordance with the terms of that certain Agreement and Plan of Merger, dated as of December 22, 2010, by and among SyntheMed, SYMD Acquisition Sub, Inc., a wholly-owned subsidiary of SyntheMed (“Merger Sub”), and Pathfinder, LLC (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Pathfinder, LLC, with Pathfinder, LLC continuing as the surviving corporation and a wholly-owned subsidiary of SyntheMed (the “Merger”).  Immediately prior to the Merger and in connection therewith, SyntheMed increased its authorized shares of common stock and changed its corporate name to “Pathfinder Cell Therapy, Inc.” (“Pathfinder”).  Unless the context otherwise requires, in the discussion set forth in this Current Report on Form 8-K, all references herein to “Pathfinder” refer to the public company formerly known as SyntheMed, Inc. and now known as Pathfinder Cell Therapy, Inc. (and its wholly-owned subsidiary Pathfinder, LLC) following the name change and completion of the Merger, and all references to “SyntheMed” refer to SyntheMed, Inc., prior to the name change and  completion of the Merger.  Following the Merger, Pathfinder’s focus will be primarily the business conducted by Pathfinder, LLC immediately prior to the Merger.

As a result of the Merger and in accordance with the Merger Agreement, each outstanding membership interest of Pathfinder, LLC was converted into the right to receive shares of Pathfinder common stock based on an exchange ratio of four times the number of shares of Pathfinder common stock outstanding or deemed outstanding immediately prior to the Merger divided by the number of Pathfinder, LLC membership interests outstanding immediately prior to the Merger.  In addition, each option to purchase membership interests of Pathfinder, LLC outstanding immediately prior to the Merger was assumed by Pathfinder and converted into an option to purchase Pathfinder common stock, the number of underlying shares and exercise price per share being adjusted to reflect the exchange ratio.

Upon completion of the Merger, the former Pathfinder, LLC members owned approximately 80% of the outstanding common stock of Pathfinder and the SyntheMed stockholders prior to the Merger owned approximately 20% of the outstanding common stock of Pathfinder, in each case without taking into account (i) any shares of common stock issuable pursuant to options or warrants of SyntheMed or options to purchase membership interests of Pathfinder, LLC outstanding as of the effective time of the Merger or (ii) the Capital Raise discussed below.

Immediately following the Merger and as contemplated thereby, Pathfinder completed the initial closing of an offering of up to 120 million shares of its common stock at a price of $.05 per share (the “Capital Raise”).  An aggregate of 89,661,520 shares were sold in the closing, representing approximately 13.5% of the shares of common stock outstanding after issuance.  See Item 3.02 below for additional information regarding the Capital Raise.

Upon the Merger, all amounts borrowed by SyntheMed from Pathfinder, LLC (together with accrued interest thereon) under the Revolving Credit and Security Agreement originally entered into between the parties in September 2010 were automatically forgiven.

In connection with and as contemplated by the Merger, Pathfinder increased the number of shares authorized for issuance under its 2006 Stock Option Plan to 25 million.

As of September 2, 2011, immediately following the consummation of the Merger and Capital Raise, there were approximately 662,161,000 shares of Pathfinder common stock issued and outstanding and options and warrants exercisable for a total of approximately 49,432,000 shares of Pathfinder common stock outstanding.  Pursuant to the terms of the Merger Agreement, if, as anticipated, Pathfinder restructures its existing license agreement with the licensor of SyntheMed’s core technology and in connection therewith issues to such licensor within three months of the Merger shares of common stock, the former Pathfinder, LLC members will become entitled in the aggregate to an additional share issuance of four times the number of shares issued to the licensor (up to a maximum of four million shares) and former Pathfinder, LLC option holders will become entitled to a similar adjustment in the options assumed by Pathfinder (the “License Share Adjustment”).

The Merger and related transactions were described in detail in a definitive proxy statement on Schedule 14A filed by SyntheMed with the Securities and Exchange Commission on July 26, 2011 (the “Definitive Proxy Statement”). The foregoing description of the Merger and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement appended to the Definitive Proxy Statement and to the sections of the Definitive Proxy Statement entitled “The Merger- Interests of Certain Directors and Officers of SyntheMed” and “The Merger Agreement,” which are incorporated herein by reference.

Material Pathfinder, LLC Agreements

Following the effective time of the Merger, the following material Pathfinder, LLC agreements effectively became material agreements of Pathfinder.

1.           Research Agreement dated March 23, 2009 between The University Court of the University of Glasgow and Pathfinder, LLC.

2.           Licence Agreement dated March 23, 2009 between The University Court of the University of Glasgow and Pathfinder, LLC.

3.           Exclusive Patent License Agreement dated as of April 13, 2009 between The General Hospital Corporation d/b/a Massachusetts General Hospital and Pathfinder, LLC.

These agreements are described in the Definitive Proxy Statement under “Pathfinder’s Business – Licenses,” which descriptions are incorporated herein by reference.

Director Compensation

Effective upon the Merger, each of the non-officer directors of Pathfinder were vested in options to purchase, on a post Merger basis, an aggregate of 2,410,544 shares of Pathfinder common stock at an exercise price equal to $.05 per share.  The number of shares underlying the options is subject to adjustment as discussed above regarding the License Share Adjustment.  The options had previously been issued by Pathfinder, LLC and were assumed by Pathfinder in the Merger and converted to options to purchase Pathfinder common stock.   In addition, such persons will each be entitled to $20,000 per year for their service as directors of Pathfinder.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth or incorporated by reference in Item 1.01 under the section titled, “Background” of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

(a)           In connection with and pursuant to the Merger and at the effective time thereof, Pathfinder issued an aggregate of 457,999,480 shares of common stock to the former members of Pathfinder, LLC in consideration for, among other things, 100% of the membership interests in Pathfinder, LLC.  Pathfinder, LLC had a limited number of investors and each of the investors at the time of approval by Pathfinder’s members of the Merger represented, among other things, that it was either an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act of 1933 (the “Act”) or an “offshore person” within the meaning of Regulation S promulgated under the Act.  Accordingly, the issuance of shares in the Merger was made in reliance upon the exemption from registration set forth in Section 4(2) of the Act and/or Rule 506 of Regulation D and/or Regulation S.

In addition, options to purchase, on a post Merger basis, an aggregate of 14,061,408 shares of common stock of Pathfinder were assumed by Pathfinder in the Merger.  The options were held by a limited number of individuals, most of whom became directors of Pathfinder upon the Merger.  Accordingly, the assumption of the options was made in reliance upon the exemption from registration set forth in Section 4(2) of the Act.

In partial compensation for their service as members of the special committee of the board of directors of SyntheMed, Pathfinder issued at the effective time of the Merger, an aggregate of 660,000 shares of common stock to the members of that committee.  The issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Act and/or Regulation D.

In partial consideration for a release given by Oppenheimer & Co., Inc. (“Oppenheimer”) to SyntheMed under an agreement terminating a prior engagement, Pathfinder issued to Oppenheimer three million shares of common stock at the effective time of the Merger.  The issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Act and/or Regulation D.

In partial consideration for termination agreements entered into with former members of SyntheMed management, as of the effective time of the Merger, Pathfinder issued to such individuals options to purchase an aggregate of 2,337,283 shares of common stock at an exercise price of $0.06 per share, expiring three years from the grant date.  The issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Act and/or Regulation D.

In the initial closing of the Capital Raise (defined under Item 1.01 above), immediately after the Merger Pathfinder sold an aggregate of 89,661,520 shares of common stock at a price of $.05 per share, resulting in gross proceeds of $4,483,076.  Of the proceeds, $1,375,500 was paid in cash, and the balance was paid by conversion of Pathfinder, LLC debt held by investors in Pathfinder, LLC, as contemplated by the Merger Agreement.  Clubb Capital Limited, of which Mr. Joerg Gruber is Chairman, acted as placement agent for the Capital Raise and received a commission equal to 7% of the gross proceeds, a portion of which was paid in cash and a portion of which was payable by a short-term note.  In addition, Clubb Capital or its designees were granted warrants to purchase up to 6,276,306 shares of Pathfinder common stock (representing 7% of the number of shares sold in the Capital Raise), exercisable at $.055 per share and expiring September 30, 2016.  Each of the investors in the Capital Raise represented, among other things, that it was either an “accredited investor” within the meaning of Regulation D or an “offshore person” within the meaning of Regulation S.  Accordingly, the Capital Raise was made in reliance upon the exemption from registration set forth in Section 4(2) of the Act and/or Rule 506 of Regulation D and/or Regulation S.

Item 3.03  Material Modification to Rights of Security Holders.

(a)           Effective immediately prior to the Merger, the Rights Agreement dated as of May 20, 2008 between SyntheMed and American Stock Transfer & Trust Company, as amended as of December 22, 2010, expired by its terms.  Accordingly, all preferred share purchase rights applicable under the Rights Agreement to SyntheMed’s outstanding common stock have similarly expired.

Item 4.01  Changes in Registrant’s Certifying Accountant.

(a)           Pathfinder, LLC is treated as the accounting acquirer in the Merger.  Effective upon the Merger, Pathfinder, LLC’s auditor, Robert A. Cooper, CPA, P.C. (“Cooper”), was dismissed.  The dismissal was approved by the audit committee of the board of directors of Pathfinder.

The audit report of Cooper with respect to Pathfinder, LLC’s fiscal years ended December 31, 2010 and 2009 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle, except that the audit report included an uncertainty paragraph raising substantial doubt about Pathfinder LLC’s ability to continue as a going concern.  During Pathfinder, LLC’s past two fiscal years ended December 31, 2010 and 2009, and during the subsequent interim period preceding the dismissal, there was no disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between Pathfinder, LLC and Cooper on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement, if not resolved to Cooper’s satisfaction, would have caused Cooper to make reference to the subject matter of the disagreement in connection with its reports on the financial statements of Pathfinder, LLC for such fiscal years, and, for the same periods, Pathfinder, LLC did not require external audit of its  internal controls over financial reporting and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

Pathfinder has provided Cooper with a copy of this report and has requested that Cooper furnish Pathfinder with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. A copy of Cooper’s letter, dated September 9, 2011, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b)           Effective upon the Merger, SyntheMed’s independent registered public accounting firm, EisnerAmper LLP, is engaged to review Pathfinder's unaudited interim financial statements for the period ending September 30, 2011 and is anticipated to be engaged as Pathfinder’s independent registered public accounting firm to audit Pathfinder’s financial statements for the year ending December 31, 2011.

Item 5.01 Change in Control of Registrant.

(a)           The information set forth or incorporated by reference in Item 1.01 under the section titled, “Background” and Items 5.02(b) and (d) and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth or incorporated by reference in Item 1.01 is incorporated by reference into this Item 5.02.

(b)           Pursuant to the terms of the Merger Agreement, effective as of the effective time of the Merger, each of David Allan, Barry Frankel and Walter Maupay, Jr. resigned as directors of SyntheMed.  In addition, as contemplated by the Merger Agreement, effective as of the effective time of the Merger, Dr. Richard L. Franklin resigned from his role as principal financial and accounting officer of SyntheMed, as well as Executive Chairman of SyntheMed.

(c)           As contemplated by the Merger Agreement, effective as of the effective time of the Merger, Dr. Richard L. Franklin was appointed President, Chief Executive Officer and Secretary of Pathfinder and John Benson, SyntheMed’s controller prior to the Merger, was appointed Chief Financial Officer and Treasurer of Pathfinder.  Please see the information in the section of the Definitive Proxy Statement titled, “Management Following the Merger—Executive Officers, Directors and Other Key Employees,” for biographical and other information regarding these individuals required by this Item 5.02(c), as well as the information concerning Dr. Franklin under Items 11 and 13 of SyntheMed’s annual report on Form 10-K/A filed with the Securities and Exchange Commission on May 2, 2011.  Such information is incorporated herein by reference.

Since January 1, 2011, Dr. Franklin has been paid a consulting fee of $15,000 per month for his services on behalf of Pathfinder, LLC.  Following the Merger, the compensation covers his services on behalf of Pathfinder as well.  During 2010, Dr. Franklin was paid an aggregate of $42,500 for his services on behalf of Pathfinder, LLC.  Effective December 2010, Dr. Franklin waived his rights to further compensation under his consulting agreement with SyntheMed, under which he had been entitled to annual compensation of $100,000 payable monthly.  See Item 5.01(e) below regarding options granted to Dr. Franklin in December 2010 and assumed by Pathfinder in the Merger.

Mr. Benson is employed by Pathfinder pursuant to an employment agreement originally entered into in September 2006.  The agreement is for an initial one-year term, subject to automatic renewal for one-year periods absent three months’ prior written notice of termination by the Company.  Under the agreement, Mr. Benson is entitled to a base salary plus annual cost of living increases.  Since January 1, 2010, Mr. Benson has been paid a base salary of $131,550.  Mr. Benson is also eligible for such bonuses and stock options as the board of directors shall deem appropriate.   For 2010, Mr. Benson received a performance bonus stock option to purchase 100,000 shares of common stock at $0.11 per share.  Mr. Benson has the right to participate in, to the extent he is otherwise eligible under the terms thereof, the benefit plans and programs, including medical and savings and retirement plans, and receive the benefits and perquisites generally provided to Pathfinder employees of the same level and responsibility.  If Mr. Benson dies, is terminated for “Cause,” voluntarily resigns other than for “Good Reason”, as such terms are defined in the agreement, or is unable to perform his duties on account of death or disability and the employment agreement is terminated, he or his legal representative shall receive from Pathfinder the base salary which would otherwise be due to the date when termination of employment occurred.  Under certain circumstances, Pathfinder may become obligated to pay severance to Mr. Benson under the employment agreement. These circumstances include (i) termination of employment without “Cause” and (ii) Mr. Benson’s resignation for "Good Reason.”  The severance obligation is equal to three months of base salary.  The employment agreement contains confidentiality, ownership of intellectual property, non-compete and non-solicitation provisions.

(d)           As contemplated by the Merger Agreement, effective as of the effective time of the Merger, the following individuals were elected to the board of directors of Pathfinder: John Alam, M.D., John Brooks III, Zen Chu and Brock Reeve. Together with Dr. Franklin and Mr. Joerg Gruber, these individuals comprise the full board of directors of Pathfinder.  In addition, effective as of the effective time of the Merger, the composition of the compensation and audit committees of Pathfinder’s board of directors comprise the following: compensation committee, John Alam, M.D., Brock Reeve and Joerg Gruber; and audit committee, John Brooks III (chairman), Zen Chu and Dr. Franklin. The information set forth or incorporated by reference in Item 1.01 under the section titled, “Director Compensation” of this Current Report on Form 8-K is incorporated herein by reference.

(e)           In connection with and pursuant to the Merger, Pathfinder assumed options held by Dr. Franklin to purchase membership interests of Pathfinder, LLC, which options converted into options to purchase an aggregate of 11,449,987 shares of common stock of Pathfinder at a price of $.05 per share.  The options vested in full upon the Merger and expire on December 15, 2015.  The number of shares underlying the options are subject to adjustment as discussed in Item 1.01 above regarding the License Share Adjustment.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           Effective upon the Merger, the Restated Certificate of Incorporation of Pathfinder was amended to change its name from SyntheMed, Inc. to Pathfinder Cell Therapy, Inc. and to increase its authorized shares of common stock from 150 million to 1 billion.

Item 9.01 Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

The consolidated financial statements of Pathfinder, LLC for the periods required by Rule 3-05(b) of Regulation S-X, including the reports of the independent public accounting firm, Cooper, with respect thereto, as required by this Item 9.01(a), are set forth in the Definitive Proxy Statement, beginning on page F-1.  Such information is incorporated herein by reference.

(b)           Pro Forma Financial Information.

The pro forma financial information of Pathfinder required by Rule 8-05 of Regulation S-X, as required by this Item 9.01(b), is set forth in the Definitive Proxy Statement, beginning on page 93.  Such information is incorporated herein by reference.

(d)           Exhibits.

2.1
Agreement and Plan of Merger, dated as of December 22, 2010, by and among SyntheMed, SYMD Acquisition Sub, Inc., a wholly-owned subsidiary of SyntheMed, and Pathfinder, LLC, as amended.  (Incorporated by reference to Annex A of the definitive proxy statement on Schedule 14A filed by SyntheMed, Inc. with the Securities and Exchange Commission on July 26, 2011.)

3.1	Amendment to the Restated Certificate of Incorporation of SyntheMed, as filed with the State of Delaware on September 1, 2011.

16.1	Letter dated September 9, 2011 from Robert A. Cooper, CPA, P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pathfinder Cell Therapy, Inc.

Date: September 9, 2011	By:	/s/ Richard L. Franklin
Richard L. Franklin, M.D., Ph.D.
President and CEO